SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2017

AIRBORNE WIRELESS NETWORK
(Exact name of registrant as specified in charter)

Nevada	333-179079	27-4453740
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4115 Guardian Street, Suite C, Simi Valley, California 93063

(Address of principal executive offices and zip code)

(805) 583-4302

(registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act (17 CFR 240.12b-2)

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

New Arrangements with Adar Bays and Eagle Equities

Securities Purchase Agreement. On December 29, 2017, Airborne Wireless Network (the “Company”) entered into two separate Securities Purchase Agreements (each, a “SPA”) with each of Adar Bays, LLC (“Adar Bays”) and Eagle Equities, LLC (“Eagle Equities”). One SPA with each of Adar Bays and Eagle Equities provides for the purchase of five 8% Convertible Redeemable Notes in the aggregate principal amount of $555,000, while another provides for the purchase of one 8% Convertible Redeemable Note in the aggregate principal amount of $277,500 (each such note, a “Back-end Note,” and together, the “Back-end Notes”). The aggregate purchase price for all of the Back-end Notes under the four SPAs was $1.5 million. The Company did not receive any cash payment for the Back-end Notes upon their issuance. Instead, Adar Bays and Eagle Equities paid for the Back-end Notes by issuing offsetting notes made by each of Adar Bays and Eagle Equities to the Company (the “Collateralized Notes”) in amounts reflective of the aggregate purchase price of the Back-end Notes, less a 10% original issue discount. The Collateralized Notes are secured by a pledge of cash equal to the purchase price of the Back-end Notes, and will be repaid by Adar Bays and Eagle Equities, thereby funding the Back-end Notes, by or before the applicable maturity dates, which are December 29, 2018, January 29, 2019, February 28, 2019, March 29, 2019 and April 29, 2019.

Each SPA contains customary representations and warranties, including representations from each of Adar Bays and Eagle Equities regarding its status as an “accredited investor” and its investment purpose, and representations from the Company regarding its organization, authorization to enter into the transaction and ability to conduct its business, among other things. Each SPA provides that the Company shall indemnify Adar Bays or Eagle Equities for all losses or damages arising out of any breach of any representation, warranty or covenant of the SPA by the Company.

Pursuant to the terms of certain of the SPAs, the Company issued 225,000 shares of its common stock to each of Adar Bays and Eagle Equities, in each case as additional consideration to each of Adar Bays and Eagle Equities in connection with their agreement to purchase certain of the Back-end Notes. The Company also granted piggy-back registration rights to Adar Bays and Eagle Equities with respect to such shares and any shares issued upon conversion of the Back-end Notes such that if the Company files a registration statement for the issuance and sale of any of its securities (other than an amendment to the registration statement originally filed by the Company on August 31, 2017), then the shares of Adar Bays and Eagle Equities must be included in the offering registered under that registration statement. Each SPA also contains a provision requiring that the Company use up to 33% of the proceeds of any public offering in which the Company raises at least $1.5 million to prepay or retire the Back-end Notes.

There is no material relationship between the Company or its affiliates and Adar Bays or Eagle Equities other than in respect of the SPAs and the Back-end Notes and the previously disclosed note purchases made by each of Adar Bays or Eagle Equities on September 25, 2017. This description of the SPAs does not purport to be complete and is qualified in its entirety by reference to the terms of each SPA, which are attached hereto as Exhibit 10.1, 10.2, 10.3 and 10.4 and are incorporated herein by this reference.

Promissory Notes. The Back-end Notes have a maturity date of December 29, 2019, and bear interest at a rate of 8% per annum. Under each Back-end Note, the Company pays accrued interest in shares of its common stock upon the receipt of notice (with or without a conversion of the principal balance) given by Adar Bays or Eagle Equities, as applicable, at any time after the funding of such Back-end Note, with the number of shares to be issued determined in accordance with the conversion formula described below. In addition to the terms and conditions described above, the Back-end Notes contain customary events of default and provide that the Company will be in default if the Company ceases to be current in its filings with the Securities and Exchange Commission, ceases operations, becomes subject to a money judgment in excess of $50,000 (which is not paid, vacated or stayed within 15 days) or experiences a change in its board of directors such that the majority of the members of the board of directors on the date of sale of the Back-end Notes cease serving on the board. Upon an event of default, in addition to customary remedies, the default interest rate shall be 24% and upon a breach of the obligation to issue shares upon conversion of a Back-end Note, the Company shall be required to pay penalties in the amount of $250 per day, increasing to $500 per day after the 10th day if such conversion shares are not issued. Upon the occurrence of certain other events of default, the principal balance of the applicable Back-end Note will be increased by 50%.

Each of Adar Bays and Eagle Equities also has the right at any time after the date that full cash funding of any Back-end Note has occurred (by repayment of the offsetting Collateralized Note) to convert all or a portion of the outstanding and unpaid principal amount under such Back-end Note and any accrued and unpaid interest into shares of common stock of the Company. The conversion price is the amount equal to 70% of the lowest price at which the Company’s common stock traded during the 25 days prior to the conversion date. The number of shares of common stock issuable is determined by dividing the amount to be converted by the conversion price. The conversion price is subject to adjustment upon the occurrence of certain events. The Back-end Notes may not be prepaid.

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The Back-end Notes were offered and sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Each of Adar Bays and Eagle Equities also represented that it qualified as an “accredited investor” within the meaning of Rule 501 of Regulation D. This description of the Back-end Notes does not purport to be complete and is qualified in its entirety by reference to the terms of the Back-end Notes, which are attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11 and 4.12 and are incorporated herein by this reference.

Amendment to Previous Notes

On December 29, 2017, the Company and Adar Bays agreed to amend each of the notes issued by the Company to Adar Bays on September 25, 2017 (the “September Notes”) to provide that each September Note would be convertible at any time following the full cash funding of such September Note (by repayment of the offsetting collateralized note). The amendment to the September Notes was accomplished by means of an side letter executed by the Company (the “Letter Acknowledgement”). This description of the Letter Acknowledgment does not purport to be complete and is qualified in its entirety by reference to the terms of the Letter Acknowledgement, which is attached hereto as Exhibit 10.5 and is incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
4.1	8% Convertible Redeemable Note due December 29, 2019, Back End Note 1, issued by Airborne Wireless Network to Adar Bays, LLC
4.2	8% Convertible Redeemable Note due December 29, 2019, Back End Note 2, issued by Airborne Wireless Network to Adar Bays, LLC
4.3	8% Convertible Redeemable Note due December 29, 2019, Back End Note 3, issued by Airborne Wireless Network to Adar Bays, LLC
4.4	8% Convertible Redeemable Note due December 29, 2019, Back End Note 4, issued by Airborne Wireless Network to Adar Bays, LLC
4.5	8% Convertible Redeemable Note due December 29, 2019, Back End Note 5, issued by Airborne Wireless Network to Adar Bays, LLC
4.6	8% Convertible Redeemable Note due December 29, 2019, Back End Note 1, issued by Airborne Wireless Network to Eagle Equities, LLC
4.7	8% Convertible Redeemable Note due December 29, 2019, Back End Note 2, issued by Airborne Wireless Network to Eagle Equities, LLC
4.8	8% Convertible Redeemable Note due December 29, 2019, Back End Note 3, issued by Airborne Wireless Network to Eagle Equities, LLC
4.9	8% Convertible Redeemable Note due December 29, 2019, Back End Note 4, issued by Airborne Wireless Network to Eagle Equities, LLC
4.10	8% Convertible Redeemable Note due December 29, 2019, Back End Note 5, issued by Airborne Wireless Network to Eagle Equities, LLC
4.11	8% Convertible Redeemable Note due December 29, 2019, Back End Note, issued by Airborne Wireless Network to Adar Bays, LLC
4.12	8% Convertible Redeemable Note due December 29, 2019, Back End Note, issued by Airborne Wireless Network to Eagle Equities, LLC
10.1	Securities Purchase Agreement, dated December 29, 2017, by and between Airborne Wireless Network and Adar Bays, LLC
10.2	Securities Purchase Agreement, dated December 29, 2017, by and between Airborne Wireless Network and Eagle Equities, LLC
10.3	Securities Purchase Agreement, dated December 29, 2017, by and between Airborne Wireless Network and Adar Bays, LLC
10.4	Securities Purchase Agreement, dated December 29, 2017, by and between Airborne Wireless Network and Eagle Equities, LLC
10.5	Letter Acknowledgement from Airborne Wireless Network to Adar Bays, LLC

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRBORNE WIRELESS NETWORK

Date: January 2, 2018	/s/ J. Edward Daniels
J. Edward Daniels
President, Treasurer and Secretary

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